UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

Aridis Pharmaceuticals, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT

This supplemental information should be read in conjunction with the definitive proxy statement on Schedule 14A filed by the Company on November 2, 2023 (the “Definitive Proxy Statement”). The section of the Definitive Proxy Statement entitled “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” is replaced in its entirety with the following:

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding beneficial ownership of shares of our common stock as of November 2, 2023 by (i) each person known to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors, (iii) each of our named executive officers, and (iv) all of our directors and executive officers as a group. Except as otherwise indicated, the persons named in the table below have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws, where applicable. The percentage of shares beneficially owned is computed on the basis of 44,574,021 shares of our common stock outstanding as of November 2, 2023.

Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Common Stock Beneficially Owned
Directors and Executive Officers
Dr. Eric Patzer(1)	884,244	2.0
Dr. Vu Truong(2)	1,577,603	3.5
Dr. Hasan Jafri (3)	162,184	*
John Hamilton(4)	97,790	*
Susan Windham-Bannister(5)	79,750	*
All directors and officers as a group (5 persons)(6)	2,801,571	6.3
Five Percent Stockholders
Cystic Fibrosis Foundation	5,168,732	11.6

* Less than 1%.

(1) Includes 158,112 stock options and 12,000 restricted stock units which are currently exercisable or exercisable within 60 days of November 2, 2023.

(2) Includes 810,250 stock options and 15,000 restricted stock units which are currently exercisable or exercisable within 60 days of November 2, 2023.

(3) Includes 137,084 stock options and 10,000 restricted stock units which are currently exercisable or exercisable within 60 days of November 2, 2023.

(4) Includes 87,790 stock options and 5,000 restricted stock units which are currently exercisable or exercisable within 60 days of November 2, 2023.

(5) Includes 69,750 stock options and 5,000 restricted stock units which are currently exercisable or exercisable within 60 days of November 2, 2023.

(6) Includes 1,262,986 stock options and 47,000 restricted stock units which are currently exercisable or exercisable within 60 days of November 2, 2023.

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